Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Senior Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Reports Fiscal 2024 First Quarter Results

•Total revenues were $2.40 billion, at the upper end of the guidance range of $2.35 billion +/- $125 million;
•GAAP and non-GAAP diluted EPS attributable to KLA was $5.41 and $5.74, respectively, each finishing at the upper end of the guidance ranges;
•Cash flow from operating activities for the quarter and last twelve months were $883.7 million and $3.54 billion, respectively, and free cash flow was $815.7 million and $3.22 billion, respectively;
•Capital returns for the quarter and last twelve months were $636.9 million and $2.40 billion, respectively; and
•On September 5, KLA announced an increase in the quarterly dividend level to $1.45 per share from $1.30, the 14th consecutive annual dividend increase since inception in 2006, in addition to an increase of $2 billion to the current share repurchase authorization.
MILPITAS, Calif., October 25, 2023 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its first quarter of fiscal year 2024, which ended on September 30, 2023, and reported GAAP net income of $741.4 million and GAAP earnings per diluted share of $5.41 on revenue of $2.40 billion.

“KLA's September quarter results were at the high-end or above the midpoint of the guidance ranges for revenue and earnings per share, demonstrating the strength of KLA's market leadership and operational execution, while also delivering solid free cash flow generation,” said Rick Wallace, president and CEO, KLA Corporation. “Despite the challenging market conditions, our continued strong performance highlights the relative value of KLA products and services to our customers, the resiliency of the KLA Operating Model and our commitment to delivering long-term value to all stakeholders.”

GAAP Results
	Q1 FY 2024	Q4 FY 2023	Q1 FY 2023
Total Revenue	$2,397 million	$2,355 million	$2,724 million
Net Income Attributable to KLA	$741 million	$685 million	$1,026 million
Net Income per Diluted Share Attributable to KLA	$5.41	$4.97	$7.20

Non-GAAP Results
	Q1 FY 2024	Q4 FY 2023	Q1 FY 2023
Net Income Attributable to KLA	$786 million	$743 million	$1,007 million
Net Income per Diluted Share Attributable to KLA	$5.74	$5.40	$7.06
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2024 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Second Quarter Fiscal 2024 Guidance
The following details our guidance for the second quarter of fiscal 2024 ending in December:
•Total revenues is expected to be in a range of $2.45 billion +/- $125 million
•GAAP gross margin is expected to be in a range of 59.6% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 61.5% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $5.54 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $5.86 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending December 31, 2023, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG target, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Israel and Hamas, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; and risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2023, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,711,570	$1,927,865
Marketable securities	1,637,751	1,315,294
Accounts receivable, net	1,630,746	1,753,361
Inventories	3,007,705	2,876,784
Other current assets	443,019	498,728
Total current assets	8,430,791	8,372,032
Land, property and equipment, net	1,059,925	1,031,841
Goodwill	2,278,805	2,278,820
Deferred income taxes	870,472	816,899
Purchased intangible assets, net	871,999	935,303
Other non-current assets	624,849	637,462
Total assets	$14,136,841	$14,072,357
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363,662	$371,026
Deferred system revenue	665,777	651,720
Deferred service revenue	406,940	416,606
Other current liabilities	2,381,364	2,303,490
Total current liabilities	3,817,743	3,742,842
Long-term debt	5,891,731	5,890,736
Deferred tax liabilities	505,812	529,287
Deferred service revenue	192,236	176,681
Other non-current liabilities	739,102	813,058
Total liabilities	11,146,624	11,152,604
Stockholders’ equity:
Common stock and capital in excess of par value	2,073,476	2,107,663
Retained earnings	966,179	848,431
Accumulated other comprehensive loss	(49,438)	(36,341)
Total stockholders’ equity	2,990,217	2,919,753
Total liabilities and stockholders’ equity	$14,136,841	$14,072,357

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended September 30,
(In thousands, except per share amounts)	2023	2022
Revenues:
Product	$1,836,664	$2,195,609
Service	560,292	528,815
Total revenues	2,396,956	2,724,424
Costs and expenses:
Costs of revenues	946,891	1,041,226
Research and development	311,214	318,515
Selling, general and administrative	239,645	253,980
Interest expense	74,234	74,395
Loss on extinguishment of debt	—	13,286
Other expense (income), net	(26,739)	(47,006)
Income before income taxes	851,711	1,070,028
Provision for income taxes	110,336	43,963
Net income	741,375	1,026,065
Less: Net income attributable to non-controlling interest	—	74
Net income attributable to KLA	$741,375	$1,025,991
Net income per share attributable to KLA
Basic	$5.43	$7.23
Diluted	$5.41	$7.20
Weighted-average number of shares:
Basic	136,412	141,829
Diluted	137,104	142,563

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended September 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$741,375	$1,026,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,403	101,938
Unrealized foreign exchange loss and other	9,970	1,783
Asset impairment charges	—	9,156
Disposal of non-controlling interest	—	8,270
Stock-based compensation expense	48,772	34,982
Deferred income taxes	(71,322)	(156,226)
Gain on sale of business	—	(29,687)
Loss on extinguishment of debt	—	13,286
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	107,018	(55,073)
Inventories	(138,419)	(265,530)
Other assets	(7,520)	45,637
Accounts payable	8,345	36,472
Deferred system revenue	14,057	(60,492)
Deferred service revenue	5,901	(12,411)
Other liabilities	63,160	313,375
Net cash provided by operating activities	883,740	1,011,545
Cash flows from investing activities:
Net proceeds from sale of business	—	75,358
Business acquisitions, net of cash acquired	—	(27,144)
Capital expenditures	(68,045)	(84,352)
Purchases of available-for-sale securities	(530,842)	(256,793)
Proceeds from sale of available-for-sale securities	7,983	26,608
Proceeds from maturity of available-for-sale securities	201,149	211,465
Purchases of trading securities	(49,958)	(19,512)
Proceeds from sale of trading securities	48,042	19,875
Proceeds from other investments	—	1,020
Net cash used in investing activities	(391,671)	(53,475)
Cash flows from financing activities:
Payment of debt issuance costs	—	(6,515)
Proceeds from revolving credit facility	—	300,000
Repayment of debt	—	(662,250)
Common stock repurchases	(455,412)	(89,846)
Payment of dividends to stockholders	(181,507)	(187,984)
Issuance of common stock	—	115
Tax withholding payments related to vested and released restricted stock units	(68,237)	(54,952)
Purchase of non-controlling interest	—	(4,295)
Net cash used in financing activities	(705,156)	(705,727)
Effect of exchange rate changes on cash and cash equivalents	(3,208)	(17,971)
Net increase (decrease) in cash and cash equivalents	(216,295)	234,372
Cash and cash equivalents at beginning of period	1,927,865	1,584,908
Cash and cash equivalents at end of period	$1,711,570	$1,819,280
Supplemental cash flow disclosures:
Income taxes paid, net	$99,388	$101,061
Interest paid	$113,236	$44,216
Non-cash activities:
Contingent consideration payable - financing activities	$(920)	$145
Dividends payable - financing activities	$1,853	$1,942
Unsettled common stock repurchase - financing activities	$11,000	$—
Accrued purchase of land, property and equipment - investing activities	$22,729	$34,027

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended September 30,
(In thousands)	2023	2022
Revenues:
Semiconductor Process Control	$2,135,478	$2,397,759
Specialty Semiconductor Process	126,719	127,867
PCB, Display and Component Inspection	136,043	200,745
Total revenues for reportable segments	2,398,240	2,726,371
Corporate allocations and effects of changes in foreign currency exchange rates	(1,284)	(1,947)
Total revenues	$2,396,956	$2,724,424

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended
(In thousands, except per share amounts)		September 30, 2023	June 30, 2023	September 30, 2022
GAAP net income attributable to KLA		$741,375	$684,654	$1,025,991
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	63,244	64,564	75,260
Restructuring, severance and other charges	b	—	8,135	(5,189)
Loss on extinguishment of debt	c	—	—	13,286
Income tax effect of non-GAAP adjustments	d	(20,399)	(20,892)	(27,282)
Discrete tax items	e	2,255	6,203	(75,476)
Non-GAAP net income attributable to KLA		$786,475	$742,664	$1,006,590
GAAP net income per diluted share attributable to KLA		$5.41	$4.97	$7.20
Non-GAAP net income per diluted share attributable to KLA		$5.74	$5.40	$7.06
Shares used in diluted net income per share calculation		137,104	137,654	142,563

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Debt Extinguishment Loss	Discrete Tax Item	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended September 30, 2023
Costs of revenues	$46,078	$—	$—	$—	$46,078
Selling, general and administrative	17,166	—	—	—	17,166
Total in three months ended September 30, 2023	$63,244	$—	$—	$—	$63,244
Three Months Ended June 30, 2023
Costs of revenues	$45,437	$2,570	$—	$—	$48,007
Research and development	—	2,727	—	—	2,727
Selling, general and administrative	19,127	2,838	—	—	21,965
Total in three months ended June 30, 2023	$64,564	$8,135	$—	$—	$72,699
Three Months Ended September 30, 2022
Costs of revenues	$45,056	$—	$—	$—	$45,056
Research and development	9,156	—	—	—	9,156
Selling, general and administrative	21,048	16,228	—	—	37,276
Loss on extinguishment of debt	—	—	13,286		13,286
Other expense (income), net	—	(21,417)	—	(3,711)	(25,128)
Total in three months ended September 30, 2022	$75,260	$(5,189)	$13,286	$(3,711)	$79,646

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$883,740	$1,011,545	$3,542,000	$3,460,450
Capital expenditures	(68,045)	(84,352)	(325,284)	(322,717)
Free cash flow	$815,695	$927,193	$3,216,716	$3,137,733

Capital Returns Calculation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2023	2022	2023	2022
Payments of dividends to stockholders	$181,507	$187,984	$726,079	$663,691
Common stock repurchases	455,412	89,846	1,677,430	3,657,975
Forward contract for accelerated share repurchases	—	—	—	900,000
Capital returns	$636,919	$277,830	$2,403,509	$5,221,666

Second Quarter Fiscal 2024 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending December 31, 2023
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$4.94	$6.14
Acquisition-related charges	a	0.44	0.44
Restructuring, severance and other charges	b	0.03	0.03
Income tax effect of non-GAAP adjustments	d	(0.15)	(0.15)
Non-GAAP net income per diluted share		$5.26	$6.46
Shares used in net income per diluted share calculation		136.1	136.1

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending December 31, 2023
		Low	High
GAAP gross margin		58.6%	60.6%
Acquisition-related charges	a	1.8%	1.8%
Restructuring, severance and other charges	b	0.1%	0.1%
Non-GAAP gross margin		60.5%	62.5%

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, gains and losses from exiting non-core businesses and adjustments related to non-controlling interest. Restructuring, severance and other charges in the three months ended September 30, 2022 include a gain on the sale of Orbograph, Ltd. (“Orbograph”), partially offset by certain transaction bonuses triggered by the sale of Orbograph.

c.Loss on extinguishment of debt includes a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in all periods presented include a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete items in the three months ended September 30, 2022 also include an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities. Discrete items in the three months ended September 30, 2022 also include a tax impact from the sale of Orbograph.